Exhibit 10.17

ERRORS AND OMISSIONS AGREEMENT

Principal $1,800,000.00	Loan Date 06-25-2015	Maturity 12-25-2017	Loan No 5300435163	Call / Coll 4A / 401	Account	Officer ***	Initials

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “***” has been omitted due to text length limitations.

Borrower:	LMF OCTOBER 2010 FUND, LLC	Lender:	IBERIABANK
	302 KNIGHTS RUN AVENUE SUITE 1000		TAMPA BAY MARKET BRANCH
	TAMPA, FL 33602		201 NO. FRANKLIN ST., SUITE 100
TAMPA, FL 33602

LOAN NO.: 5300435163

The undersigned Borrower for and in consideration of the above-referenced Lender funding the closing of this loan agrees, if requested by Lender or Closing Agent for Lender, to fully cooperate and adjust for clerical errors, any or all loan closing documentation if deemed necessary or desirable in the reasonable discretion of Lender to enable Lender to sell, convey, seek guaranty or market said loan to any entity, including but not limited to an investor, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Government National Mortgage Association, Federal Housing Authority or the Department of Veterans Affairs.

The undersigned Borrower does hereby so agree and covenant in order to assure that this loan documentation executed this date will conform and be acceptable in the marketplace in the instance of transfer, sale or conveyance by Lender of its interest in and to said loan documentation.

DATED effective this June 25, 2015

BORROWER:

LMF OCTOBER 2010 FUND, LLC

LM FUNDING, LLC, Manager of LMF OCTOBER 2010 FUND, LLC

By:	/s/ Carollinn Gould
CAROLLINN GOULD, Manager of LM FUNDING, LLC

Sworn to and subscribed before me this 25th day of June, 2015.

x	/s/ Margo T. Valenti
(Notary Public)

My Commission Expires:

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